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                                                                EXHIBIT 99.3


                                  BW/IP, INC.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 1997.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BW/IP, INC.
        200 OCEANGATE BOULEVARD, SUITE 200, LONG BEACH, CALIFORNIA 90802

        The undersigned hereby appoints John D. Hannesson, John M. Nanos and M.J. Young, and each or any of them, as proxy or proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of BW/IP, Inc., which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of BW/IP, Inc. to be held at The Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California, on July 22, 1997, at 11:00 a.m. local time, and at any and all adjournments or postponements thereof, with respect to all matters set forth in the Joint Proxy Statement/Prospectus dated June 19, 1997, and all supplements and amendments thereto and, in their discretion, upon all matters incidental to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 6, 1997, AMONG BW/IP, INC., DURCO INTERNATIONAL INC., AND BRUIN ACQUISITION CORP.

                      FOR / /   AGAINST / /   ABSTAIN / /


            (Continued, and to be signed and dated, on other side.)




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        Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Joint Proxy Statement/Prospectus (with all enclosures and attachments) dated June 19, 1997, relating to the Special Meeting.

        Please mark, sign, date and return this proxy in the enclosed white postage prepaid envelope as soon as possible, even if you plan to attend the Special Meeting.

                                      Dated:__________________, 1997

                                      ______________________________

                                      ______________________________
                                                Signature(s)

                                      NOTE: Please sign this proxy exactly as
                                      your name appears hereon. Joint owners
                                      should each sign personally. Attorneys,
                                      administrators, trustees, guardians and
                                      others signing in a representative
                                      capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.